Exhibit 99.1

Court of Law

In the Be’er Sheva District Court

Before the Honorable Judge Yaakov Persky	Insolvency Case 63461-03-24
Discussion date: 04 April 2024

Re:	Insolvency and Financial Rehabilitation Law 5778-2018	(hereinafter: “the Law”)
And re:	Insolvency and Financial Rehabilitation Regulations, 5779-2019	(hereinafter: “the Regulations”)

Re:	Gamida Cell Ltd., P.C. 512601204	(hereinafter: “the Company”)

and re:	1. Yitzhak Aharonov, ID 028433266
2. Ofek Aharonov, ID 206361271
3. Galina Plotkina, ID 327199188
4. Alexey Plotkin, ID 317591980
5. David Kelty, American Passport No. 677547055
6. James Bourdew, American Passport No. 597761885
7. Lee Sengwoo, South Korean Passport No. M23552398
8. Karl F Ruoff, American Passport No. 663694902
9. Jason Solomon, American Passport No. 649359719
10. Jay Estes, American Passport No. 589140692
12. Levin Capital Strategies L.P 870753486.
13. Bio Medical Investments (1997) Ltd. P.C. 512496597
	14. Mr. Shay Bleiberg, ID 058498536	(hereinafter: “the Opponents”)

And re: Highbridge group

(hereinafter: “the Lender”)

And re: Insolvency Procedures Commissioner	(hereinafter: “the Commissioner”)

Parties present:

Counsel for the Applicant – Adv. Pinni Yaniv, Adv. Merav Ben-Artzi and Adv. Doreen Ardis

Counsel for the Opponents 1-10 – Adv. Yoel Freilich and Adv. Koby Meshi

Counsel for the Opponents 12 and 13 – Adv. Aaron Michaeli, Adv. Yehuda Rosenthal and Adv. Nimrod Heller

Counsel for the Lender (Highbridge) – Adv. Yaniv Dinovich, Adv. Gilad Wekselman and Adv. Ron Ben-Menachem

Mr. Shay Bleiberg – by himself

Counsel for the Commissioner – Adv. Gali Atron

Court of Law

In the Be’er Sheva District Court

Before the Honorable Judge Yaakov Persky	Insolvency Case 63461-03-24
Discussion date: 04 April 2024

MINUTES

The Court’s comment:

As part of a pilot held by the Court system, I am notifying the parties that the hearing will be recorded and transcribed. The copy of the recording and transcription will be made available to the parties through the Court net website or through the Court secretariat. The parties will not bear the recording and transcription costs.

Decision

In accordance with Section 68a(a) of the Courts Law [Consolidated Version], 5744-1984, I order that the hearings in this proceeding be managed by way of recording.

Given and announced today, 25th of Adar II, 5784, 04/04/2024, in the presence of the parties.

[signature]
Yaakov Persky, Judge

Decision

The minutes of the discussion were recorded, and the minutes will be transcribed as soon as possible.

Another meeting is hereby scheduled for 05.05.24 at 10:00.

As far as the Company’s creditors are concerned, I am instructing as requested in the Company’s application, i.e., creditors who dispute the amount of the debt listed in Form 1 as stated in the application, will be entitled to submit a debt claim until 30.4.24.

Court of Law

In the Be’er Sheva District Court

Before the Honorable Judge Yaakov Persky	Insolvency Case 63461-03-24
Discussion date: 04 April 2024

For the avoidance of doubt, the right to submit debt claims is for anyone who considers himself a creditor in the Company, whether he is on the Company’s list of creditors or not.

The Company will make publications regarding the date of the hearing and the possibility of filing debt claims for those who disagree on the amount of said debt in two daily newspapers, one of which is a financial newspaper.

The Company is requested to publish the application with all its appendices, translated into English, in the Nasdaq publication system, except for Form 1 which refers to details such as salaries and the like.

Creditors who object to the arrangement will be able to submit an organized objection until 1.5.2024.

It will be clarified that under no circumstances will the right to finalize the claim in a verbal manner be allowed for a creditor who has not submitted a written objection.

As far as the shareholders are concerned, it will be possible to submit an organized objection until 18.4.24.

The Company as well as Highbridge will be entitled to submit a reply to the objection of the shareholders until 1.5.2024.

As far as the position of the creditors is concerned, as far as it is submitted, the Company and Highbridge will be able to submit their reply by 2.5.2024.

During the writing of the decision, the recorded minutes were opened again at the request of shareholders that the Company present required documents.

I do not give instructions for the disclosure of documents, although, on the other hand, the Company must consider whether to provide these or other documents, and I will not make any additional decisions in this regard.

As far as the appointment of an expert on behalf of the Court is concerned, there is a difficulty in terms of the time frame on the one hand, although on the other hand it may be unavoidable.

I request to hear the representatives of the parties before the next Sunday regarding an agreed-upon identity of the Court’s expert while submitting [sic: emphasizing] that this does not constitute agreement or waiver of the right to present an expert on behalf of the parties, and the purpose is to assist the Court in appointing the independent professional in accordance with the instruction of the Court.

Court of Law

In the Be’er Sheva District Court

Before the Honorable Judge Yaakov Persky	Insolvency Case 63461-03-24
Discussion date: 04 April 2024

The Commissioner is requested to assist in the matter of the identity of the agreed-upon expert. If the parties fail to reach an agreement, the Commissioner is asked to propose candidates, when during the writing of this paragraph the name of CPA Izhar Khanne came up. The Commissioner’s representative requests in any case to send a notice in this regard no later than on Monday, 8.4.24 in the morning.

Given and announced today, 25th of Adar II, 5784, 04/04/2024, in the presence of the parties.

[signature]
Yaakov Persky, Judge

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